Exhibit 99.1

Douglas S. Horan

Senior Vice President, Secretary and General Counsel

March 7, 2012

To:	Executive Officers and Trustees of NSTAR

Re:	Blackout Period Notice

This notice is provided to notify you of a “blackout period” applicable to you under The Sarbanes-Oxley Act of 2002 (“SOX”) and the rules adopted by the Securities and Exchange Commission (the “SEC”).

Attached as Exhibit A is a copy of a notice (the “Plan Notice”) that has been provided to participants and beneficiaries of the NSTAR Savings Plan (the “Plan”) relating to a “blackout period” that will be occurring under the Plan as a result of the anticipated closing of the merger of NSTAR and Northeast Utilities (“NU”) contemplated by the Agreement and Plan of Merger dated as of October 16, 2010, as amended thereafter, by and among, NSTAR, NU and the other parties thereto (“Merger Agreement”). During the blackout period, certain activity related to the NSTAR Common Share Fund will be temporarily restricted or “frozen.” The Plan Notice provides more information regarding the reasons for the blackout period, the Plan transactions to be suspended during the blackout period, the securities subject to the blackout period for plan participants and the estimated length of the blackout period. In the event of a plan blackout period such as the one described above, SOX and the SEC rules impose a corresponding blackout period upon a company’s directors (trustees) and executive officers.

The regulations governing blackout periods require that notice of the blackout period be given no less than 30 and no more than 60 days prior to the blackout period. We currently expect that the closing of the merger will occur in mid-April, 2012, subject of course to NSTAR and NU obtaining final regulatory approvals. As set forth in the Plan Notice, the blackout period is currently expected to begin during the week of April 1, 2012 and end during the week of April 8, 2012. However, because the merger is subject to the receipt of required regulatory approvals and timely satisfaction of other closing conditions, the blackout period may be delayed, extended, or shortened, as determined by NSTAR in view of the timing of the actual receipt of required regulatory approvals. We will notify you as soon as reasonably practicable if we extend, shorten, or delay the commencement of the blackout period, unless such advance notice is impracticable. You can determine whether the blackout period has started or ended at any time by calling the Fidelity Retirement Benefits Line at 1-800-890-4015 or going to Fidelity NetBenefits® at www.401k.com.

During the blackout period, subject to very limited exceptions, you, as the trustees and executive officers of NSTAR, are prohibited from (indirectly or directly) purchasing, selling or otherwise acquiring or transferring any equity securities of NSTAR (not just common shares, but also convertible debt and other securities that are considered equity securities) that were acquired in connection with your service or employment as a trustee or executive officer. For example, you will be prohibited from transferring the value of NSTAR shares between accounts, buying and selling NSTAR shares in the open market or exercising NSTAR stock options. This prohibition includes all equity securities of NSTAR, not just those that you hold in the Plan. The foregoing prohibition does not apply to the exchange of shares contemplated by the Merger Agreement. Because of the importance of this issue, we are asking that you refrain from any activity relating to NSTAR equity securities during the blackout period.

If you engage in a transaction that violates the SOX or the SEC rules described above, you may be required to forfeit any profits realized from such transaction, and you will be subject to civil and criminal penalties. Accordingly, we strongly urge you to refrain from making any trades in NSTAR common shares during the blackout period.

If you have any questions regarding any aspect of this notice or whether the securities you own are covered and whether any exceptions to transfer might be available, please contact me at 617-424-2635.

Sincerely,

/s/ Douglas S. Horan

Attachment

EXHIBIT A: PLAN NOTICE

Important Notice Concerning Your Rights Under the

NSTAR Savings Plan

March 3, 2012

1. This notice is to inform you that a “blackout period” will be implemented with respect to the NSTAR Savings Plan (the “Plan”) in connection with the anticipated merger (the “Transaction”) between NSTAR and Northeast Utilities (“NU”). Under the terms of the merger agreement between NSTAR and NU, effective as of the closing of the Transaction, each NSTAR common share will be exchanged for 1.312 shares of NU common shares, and NSTAR common shares will no longer be available for purchase or sale. This notice describes the blackout period that will be implemented in order to eliminate the NSTAR Common Share Fund as an investment option under the Plan, and to administer the exchange of NSTAR common shares held in that Fund. Following the merger, the NU Common Stock Fund will be available to Plan participants.

2. As a result of the Transaction, certain activity related to the NSTAR Common Share Fund will be temporarily restricted or “frozen.” You will not be able to move investments into or out of the NSTAR Common Share Fund, or request a distribution or loan if you have an investment in the NSTAR Common Share Fund, during the period the Fund is frozen. This period, during which you will be unable to exercise these rights otherwise available under the Plan, is called a “blackout period.” Whether or not you are planning retirement in the near future, we encourage you to consider carefully how this blackout period may affect your retirement planning, as well as your overall financial plan.

3. We currently expect that the closing of the merger will occur in April, 2012. For planning purposes, we are proceeding on the basis that the blackout period for the Plan will begin during the week of April 1, 2012 and end during the week of April 8, 2012. However, because the merger is subject to the receipt of required regulatory approvals and timely satisfaction of other closing conditions, the blackout period may be delayed, extended, or shortened, as determined by NSTAR in view of the timing of the actual receipt of required regulatory approvals. We will notify you as soon as reasonably practicable if we extend, shorten, or delay the commencement of the blackout period, unless such advance notice is impracticable. You can determine whether the blackout period has started or ended at any time by calling the Fidelity Retirement Benefits Line at 1-800-890-4015 or going to Fidelity NetBenefits® at www.401k.com.

4. During the blackout period, you will be unable to direct contributions to be invested in the NSTAR Common Share Fund or to diversify the assets held in your Plan account by allocating any amounts into or out of the NSTAR Common Share Fund. For this reason, it is very important that you review and consider the appropriateness of your current investments in light of your inability to direct or diversify those investments during the blackout period. Additionally, if you anticipate needing a loan or distribution during the blackout period, you may wish to consider changing your investment selection in order to avoid the blackout period that applies if you have an investment in the NSTAR Common Share Fund.

For your long-term retirement security, you should give careful consideration to the importance of a well balanced and diversified investment portfolio, taking into account all your assets, income and investments. You should be aware that there is a risk to holding substantial portions of your account in the securities of any one company, as individual securities tend to have wider price swings, up and down, in short periods of time, than investments in diversified funds. Stocks that have wide price swings might have a large loss during the blackout period, and you would not be able to direct the sale of such stocks from your account during the blackout period.

Any investments that remain in the NSTAR Common Share Fund at the closing of the Transaction will be converted into investments in the NU Stock Fund. If you do not want your account balance in the NSTAR Common Share Fund to transfer to the NU Stock Fund, you must contact Fidelity Investments prior to the blackout period and request a change to another investment option in the Plan. Furthermore, unless you choose a different investment option for contributions to the Plan, any contributions or loan repayments after the blackout period that are directed to the NSTAR Common Share Fund will automatically be directed to the NU Stock Fund. You can request changes to investment options by logging on to Fidelity NetBenefits® at www.401k.com or by calling the Fidelity Retirement Benefits Line at 1-800-890-4015.

5. If you have any questions about this notice, please call the Fidelity Retirement Benefits Line at 1-800-890-4015 between 8:30 a.m. and 8:00 p.m. in your time zone to speak with a Fidelity representative.

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